Exhibit 99.2

News Release

Contacts:

Mark Kratz	Paul Swiergosz
Investor Relations	L3Harris Corporate
Mark.Kratz@L3Harris.com	Paul.Swiergosz@L3Harris.com
321-727-9383	321-378-5631

L3Harris Statement on Aerojet Rocketdyne

Shareholder Vote

MELBOURNE, Fla., March 16, 2023 — Today Aerojet Rocketdyne (NYSE: AJRD) shareholders overwhelmingly approved all necessary proposals to complete L3Harris Technologies’ (NYSE: LHX) acquisition of the company.

“The shareholder vote represents a key milestone in the acquisition process, and integration planning is underway,” said Christopher E. Kubasik, Chair and CEO, L3Harris. “We continue to respond to Federal Trade Commission inquiries as we move toward an expeditious closing.”

About L3Harris Technologies

L3Harris Technologies is a Trusted Disruptor for the global aerospace and defense industry. With customers’ mission-critical needs always in mind, our 46,000 employees deliver end-to-end technology solutions connecting the space, air, land, sea and cyber domains.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management's current expectations. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results or outcomes to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about closing timing are forward-looking and involve risks and uncertainties. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are described in the “Risk Factors” sections of the company’s Annual Report on Form 10-K for the year ended December 30, 2022. The forward-looking statements speak only as of the date of this press release, and L3Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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